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                                                                       EXHIBIT P

              EXTENSION OF TERM OF MAJOR STOCKHOLDERS' VOTING TRUST

      The Major Stockholders' Voting Trust, under a Trust Agreement (the "Agreement") dated as of June 2, 1990 as amended April 3, 1991, May 30, 1991, March 2, 2000 and January 24, 2001 holding shares of Capital Stock of Campbell Soup Company, by its terms will terminate on June 1, 2003, under Section 2 of the Agreement.

      The undersigned, being all of the Representatives as defined in Section 7 of the Agreement, hereby agree to amend the Agreement under Section 17, so that the Trust will continue in existence and terminate on June 1, 2008.

Dated:  As of October 1, 2002

                                        /s/Dorrance H. Hamilton
                                        ----------------------------------------
                                        Dorrance H. Hamilton
                                        Representative of Hamilton
                                        Group


                                        /s/Hope H. van Beuren
                                        ----------------------------------------
                                        Hope H. van Beuren
                                         Representative of van Beuren
                                         Group

AGREED TO:


/s/John A. van Beuren
-------------------------------------
John A. van Beuren
    Trustee

/s/David C. Patterson
-------------------------------------
David C. Patterson
    Trustee